Exhibit 10.11.1

THE BENEFICIENT COMPANY GROUP, L.P.

THE BENEFICIENT COMPANY GROUP, L.P.

2018 EQUITY INCENTIVE PLAN

DISCLOSURE PACKAGE

The Beneficient Company Group, L.P., a Delaware limited partnership (the “Partnership”), is providing to you certain information regarding the Partnership and The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Incentive Plan”). Rule 701 under the Securities Act of 1933 provides an exemption from registration for offers and sales of securities by an issuer to its employees and others under a written compensation benefit plan. To qualify for this exemption, the Partnership is required to provide you with the following materials:

•	A summary of the Incentive Plan;

•	Risk factors relating to the Partnership’s business and ownership of the Partnership’s common units;

•	T he Partnership’s financial statements (attached hereto as Annex A); and

•	A copy of the Incentive Plan (attached hereto as Annex B).

You should read these materials and any award agreement carefully.

SUMMARY OF THE BENEFICIENT COMPANY GROUP, L.P.

2018 EQUITY INCENTIVE PLAN

Issuer and Effective Date

The Partnership, the principal executive offices of which are located at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, is the issuer of the securities being offered under the Incentive Plan, which are common units of limited partner interest in the Partnership (“Common Units”), or awards covering Common Units. The Incentive Plan became effective on September 25, 2018 (the “Effective Date”), and will continue in effect until the 10th anniversary of the Effective Date.

General

The purposes of the Incentive Plan are to attract and retain directors, officers, employees, consultants or other service providers of the Partnership or any of its affiliates, whose contributions are essential to the growth and success of the Partnership’s business, and to align their interests with those of the Partnership and its affiliates in order to strengthen their commitment and motivate them to faithfully and diligently perform their responsibilities which effect the long-term growth and profitability of the Partnership.

This summary is subject to the actual terms of the Incentive Plan. A copy of the Incentive Plan is attached as Annex B to this Disclosure Package. In the event of any conflict between this summary and the terms of the Incentive Plan, the terms of the Incentive Plan shall govern.

The Incentive Plan provides for the issuance of options, unit appreciation rights, or other unit-based awards or any combination of the foregoing, which are referred to as “awards.”

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Administration

The Incentive Plan will be administered by the board of directors (the “Board”) (or a committee or subcommittee thereof) of Beneficient Management, L.L.C., the Partnership’s general partner (the “Administrator”). The Administrator is authorized to interpret the Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Incentive Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Incentive Plan or any award agreement in the manner and to the extent the Administrator deems necessary or desirable, without the consent of any participant.

The Administrator has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Incentive Plan and to waive any such terms and conditions (including, without limitation, accelerating or waiving any vesting conditions).

Additionally, the Incentive Plan and awards issued thereunder are intended to comply, and will be administered in a manner that is intended to comply, with Section 409A of the Internal Revenue Code (“Section 409A”) and will be construed and interpreted in accordance with such intent. No award shall be granted, deferred, accelerated, extended, paid out or modified under the Incentive Plan in a manner that would result in the imposition of an additional tax under Section 409A upon any participant.

All decisions made by the Administrator pursuant to the terms of the Incentive Plan will be final, binding and conclusive on all persons, including, but not limited to, the participants and their beneficiaries and successors.

You may obtain additional information about the Incentive Plan and the Administrator by contacting:

The Beneficient Company Group, L.P.

Attention: Elisia Wilkerson

325 North Saint Paul, Suite 4850

Dallas, Texas 75201

Telephone: (214) 445-4716

Email: equityplans@beneficient.com

Common Units Subject to Awards

A number of Common Units equal to 15% of the Common Units outstanding as of the effective date on a fully converted and diluted basis, included but not limited to all convertible debt and equity of the Partnership, are initially reserved and available for issuance under the Incentive Plan (the “Initial Plan Amount”).

The Incentive Plan provides that beginning with the first fiscal year of the Partnership occurring after the effective date and continuing with each subsequent fiscal year of the Partnership occurring thereafter, the aggregate number of Common Units covered by the Incentive Plan will be increased, on the first day of each fiscal year of the Partnership occurring during the term of the Incentive Plan, by a number of Common Units equal to the positive difference, if any, of (x) 15% of the aggregate number of Common Units outstanding on the last day of the immediately preceding fiscal year of the Partnership on a fully converted and diluted basis, minus (y) the Initial Plan Amount, as such amount may have been increased in any prior fiscal year, unless the Administrator should decide to increase the number of Common Units covered by the Incentive Plan by a lesser amount on any such date.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Eligibility

The participants under the Incentive Plan shall be selected from time to time by the Administrator. Directors, officers, employees, consultants or other service providers of the Partnership or any of its affiliates, including but not limited to any director of the Partnership’s general partner, are eligible to receive awards under the Incentive Plan.

Awards

General. The terms and conditions of each award granted under the Incentive Plan will be set forth in an award agreement in a form to be determined by the Administrator.

Restricted Common Units. Restricted Common Units may be granted under the Incentive Plan. The Administrator will determine the number of units to be awarded, vesting schedule and performance objectives, if any, applicable to the grant of restricted Common Units. Participants awarded restricted Common Units will generally not have the rights of a unitholder. The rights of a participant with respect to restricted Common Units upon termination of the participant’s employment or service will be set forth in the applicable award agreement.

Options. Options granted under the Incentive Plan shall be non-qualified options for federal income tax purposes and may be exercised for all, or from time to time any part, of the Common Units for which they are then exercisable. The options shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an option be exercisable more than ten years after the date it is granted.

Unit Appreciation Rights. The Administrator may grant (a) a unit appreciation right independent of an option or (b) a unit appreciation right in connection with an option, or a portion thereof. Unit appreciation rights may be exercised from time to time upon actual receipt by the Partnership of written notice of exercise stating the number of Common Units with respect to which the unit appreciation right is being exercised. The date a notice of exercise is received by the Partnership shall be the exercise date. The Administrator may impose, in its discretion, such conditions upon the exercisability of unit appreciation rights as it may deem fit, but in no event shall a unit appreciation right be exercisable more than ten years after the date it is granted.

Treatment of Outstanding Awards Upon Certain Events

Equity Restructurings. In the event of any extraordinary Common Unit distribution or split, recapitalization, rights offering, split-up or spin-off or any other similar event with respect to Common Units, the Administrator will, in the manner determined appropriate or desirable by the

Administrator and without liability to any person, adjust any or all of the number of the Common Units with respect to which awards may be granted under the Incentive Plan and the terms of outstanding awards.

Mergers, Reorganizations and Other Corporate Transactions. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Common Units or other similar corporate transactions or events, the Administrator in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable as to the number of the Common Units with respect to which awards may be granted under the Incentive Plan and the terms of outstanding awards.

Change in Control. The Incentive Plan provides that, in the event of a Change in Control after the effective date, (a) if determined by the Administrator in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Administrator may, subject to the terms included in the Incentive Plan, but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award; (B) cancel such awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of options and unit appreciation rights, may equal the excess, if any, of value of the consideration to be

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

paid in the Change in Control transaction to holders of the same number of Common Units subject to such options or unit appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the Common Units subject to such options or unit appreciation rights) over the aggregate exercise price of such options or unit appreciation rights; (C) provide that any options or unit appreciation right having an exercise price per Common Unit that is greater than the per Common Unit value of the consideration to be paid in the Change in Control transaction to a holder of a Common Unit shall be cancelled without payment of any consideration therefor; (D) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted as determined by the Administrator in its sole discretion; or (E) provide that for a period of at least 15 days prior to the Change in Control, such options shall be exercisable as to all units subject thereto and that upon the occurrence of the Change in Control, such options shall terminate and be of no further force and effect.

Under the Incentive Plan, a change in control will have occurred if, unless otherwise specified by the award agreement: (a) the occurrence of any person, other than a person approved by the Partnership’s general partner, becoming the general partner of the Partnership, (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or more series of related transactions of all or substantially all of the combined assets of the Group Partnerships taken as a whole to any person other than a Permitted Person (both terms are defined in the Incentive Plan), (c) the consummation of any transaction or a series of related transactions (including any merger or consolidation) that results in any person (other than a Permitted Person) becoming the beneficial owner of a majority of the controlling interests in any one or more Group Partnerships that together hold all or substantially all of the combined assets of the Group Partnerships taken as a whole, or (d) the occurrence of any other event as determined by the Board to constitute a Change in Control.

The granting of awards under the Incentive Plan will not be a change of control under the Incentive Plan.

Determination of Fair Market Value

The fair market value of the Common Units will be determined by the Administrator using a “reasonable application of a reasonable valuation method” within the meaning of the Treasury Regulations. However, if the Common Units are admitted to trading on an established securities market, the fair market value the Common Units will be (a) the closing sale price per Common Unit on the New York Stock Exchange or the Nasdaq Stock Market (each a “U.S. Exchange”) on the applicable date, or if no sale was reported on that date, for the last preceding date on which there was a sale of common units, (b) if the Common Units are not listed for trading on a U.S. Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to the Securities Exchange Act of 1934 on which the Common Units are listed, (c) if the Common Units are not so listed on a U.S. Exchange, the last quoted bid price for the Common Units on that date in the over-the-counter market as reported by OTC Markets Group or a similar organization, or (d) if the Common Units are not so quoted by OTC Markets Group or a similar organization, the average of the mid-point of the last bid and ask prices for the Common Units on that date from a nationally recognized independent investment banking firm selected by the Partnership’s general partner for this purpose.

Transferability

The Incentive Plan provides that, an award may be transferred by a participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Administrator may from time to time establish. The Administrator may refuse to issue or transfer any Common Units or other consideration under an award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Units or such other consideration might violate any applicable law or regulation or entitle the Partnership to recover the same under Section 16(b) of the Securities Exchange Act of 1934. Unless otherwise determined or approved by the Administrator, an award shall not be transferable or assignable by the participant otherwise than by will or by the laws of descent and distribution.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Tax Withholding

To the extent that the Partnership is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under this Incentive Plan, the Administrator may, in its sole discretion, cause such payments to be funded by reducing the Common Units delivered upon settlement by an amount of Common Units having a fair market value equal to the amount of payments that would then be due.

Amendments to the Incentive Plan

The Incentive Plan provides the Board with authority to amend, alter or discontinue the Incentive Plan or any outstanding award, but no amendment, alteration or discontinuation can be made without the consent of a participant, if such action would materially diminish any of the rights of the participant under any outstanding award. The Board is allowed to amend the Incentive Plan as it deems necessary to comply with applicable laws or in a manner that is not adverse to a participant.

Restrictions on Resale

There will not be a prospectus that covers sales or other dispositions of Common Units received under the Incentive Plan by any person. Such sales or other dispositions must be made in compliance with the registration requirements of the federal securities laws or the requirements of Rule 144 promulgated thereunder or may be made pursuant to another exemption from registration.

International Participants

With respect to participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Incentive Plan or awards with respect to such participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a participant, the Partnership or an affiliate.

Certain United States Federal Income Tax Considerations

The following discussion of certain U.S. federal income tax consequences of certain awards granted under the Incentive Plan to participants who either are U.S. citizens or residents is a summary only. The discussion is based on the Internal Revenue Code as amended to date, applicable Federal Treasury Resolutions, judicial authority and current administrative rulings and procedures, all of which are subject to change. The discussion does not attempt to describe all of the possible U.S. federal income tax consequences that could result from the acquisition, holding or disposition of awards. In addition, the discussion does not describe any state, local, foreign or Medicare tax consequences of any of the transactions under the Incentive Plan.

Restricted Common Units. In general, the grant of restricted Common Units will not result in income for the participant or in a tax deduction for the Partnership. Upon the settlement of such an award, the participant generally will recognize ordinary income equal to the aggregate value of the common units or payment received, and the Partnership generally will be entitled to a tax deduction in the same amount.

Options. In general, the grant of options will not result in income for the participant or in a tax deduction for the Partnership if the option was granted with an exercise price equal to not less than 100% of the fair market value of the units on the date of grant. If you exercise the vested portion of an option to purchase units when the fair market value of the units is higher than the exercise price of your option, you generally are required to pay tax on the “spread,” that is, the excess of (a) the fair market value of the unit on the date of exercise over (b) the

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

exercise price. The spread on the exercise will be characterized as ordinary income and will be subject to withholding. The Partnership will be entitled to a deduction based on the amount of ordinary income that you recognize. If you were an employee during any part of the option term, the Partnership is required to withhold federal and state income and employment taxes from the spread upon exercise or to otherwise ensure that the withholding taxes due will be paid. Following exercise of your option, you will be admitted as a partner to our limited partnership, to the extent you were not already a partner, and subject to the terms and conditions of our exempted limited partnership agreement and you will receive a Form K-1 from the Partnership for each year you are a partner.

Unit Appreciation Rights. The grant of unit appreciation rights will not result in income for the participant. In general, you will recognize ordinary income when you exercise your unit appreciation right in the year of exercise equal to the amount of cash received and the fair market value of any unrestricted units received on the exercise. The term “unrestricted units” includes units that are subject only to restrictions on transfer. Following exercise of your unit appreciation right, you will be admitted as a partner to our limited partnership, to the extent you were not already a partner, and subject to the terms and conditions of our exempted limited partnership agreement and you will receive a Form K-1 from the Partnership for each year you are a partner.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the Incentive Plan and any grants made under the Incentive Plan comply with the provisions of Section 409A of the Internal Revenue Code.

Failure to comply with Section 409A of the Internal Revenue Code may subject participants to potentially significant penalties, including current taxation at vesting and a 20 percent penalty tax.

BECAUSE OF THE COMPLEXITIES INVOLVED IN THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS TO SPECIFIC CIRCUMSTANCES, AND THE UNCERTAINTIES AS TO POSSIBLE FUTURE CHANGES IN THE TAX LAWS, IT IS STRONGLY URGED THAT EACH PARTICIPANT CONSULT A TAX ADVISOR WITH RESPECT TO THE PARTICIPANT’S OWN SITUATION.

RISK FACTORS

An investment in our Common Units involves risks. You should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The price of our Common Units could decline due to any of these risks, and you may lose all or part of your investment. “Beneficient,” “We,” “us,” “our” and “ours” refer to The Beneficient Company Group, L.P. and its subsidiaries..

Risks Relating to Our Business

Beneficient does not have any operating history for its new business.

Beneficient’s management has a long track record of successfully organizing and operating businesses, including Beneficient’s founder who organized Beneficient’s predecessor in 2003, but Beneficient’s business plan represents a new phase in its development and Beneficient does not have significant operating history under its current business plan. Additionally, Beneficient’s proposed trust company subsidiaries have no operating history. In general, companies that seek to implement these kinds of business plans present substantial business and financial risks and uncertainties.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient’s success depends on certain key executives and the ability to attract, retain, and develop new professionals.

Beneficient’s success depends in large part upon the skills, experience, personal reputations and network of business contacts of certain key executives. These individuals’ reputations, business relationships and expertise are critical elements in the successful implementation of Beneficient’s business strategy. Accordingly, the loss of any of the key executives could materially harm Beneficient’s business and the value of Beneficient.

Beneficient’s key executives are directly responsible for setting Beneficient’s strategic direction, operating Beneficient’s business, maintaining and expanding business and other critical relationships, clients and business partners and identifying expansion opportunities. Should Beneficient lose one of these key executives, it may have to search externally for a qualified replacement, which search may be prolonged, and Beneficient cannot provide assurance that it will be able to hire such a replacement on a timely basis or at all.

Competition for qualified personnel in the financial services industry is intense. Thus, the loss of any of these key personnel, by resignation, termination, death or disability, or Beneficient’s inability to recruit and retain qualified replacements, could cause disruption in Beneficient’s business and could prevent Beneficient from fully implementing Beneficient’s business strategy, which could materially and adversely affect Beneficient’s business, growth and profitability

Beneficient may not be able to grow, effectively manage its growth, or achieve profitability.

A principal focus of Beneficient’s strategy is to expand the number of Beneficient’s product offerings and grow Beneficient’s trust administration products and services. Beneficient’s future growth depends upon a number of factors, many of which are beyond Beneficient’s ability to control. These factors include Beneficient’s ability to:

•	accurately assess the demand for and sell the products and offerings that Beneficient expects to develop to meet demand;

•	compete against other client solutions and other vendors;

•	maintain the quality of Beneficient’s trust administration products and services;

•	effectively manage Beneficient’s financing underwriting criteria and manage Ben Collateral, including with effective risk management discipline;

•	update Beneficient’s products and offerings and develop new products and offerings needed by clients; and

•	hire, train and retain qualified personnel to manage and operate Beneficient’s business as it is expected to grow.

A deficiency in any of these factors could adversely affect Beneficient’s ability to achieve or manage growth or profitability.

Beneficient’s current business plan may be significantly comprised if it is unable to obtain its trust company charters.

Beneficient’s proposed trust company subsidiaries may not commence trust company operations until those subsidiaries receive the necessary trust charters from the Texas Department of Banking. Beneficient filed limited trust association charter applications for its proposed trust company subsidiaries with the Texas Department of Banking in September of 2018 and approval of those applications is not assured. Even if the charter applications are approved, Beneficient expects that the approvals will be subject to certain conditions including, among others, that the proposed trust company subsidiaries satisfy certain minimum restricted capital requirements.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

There is no assurance that Beneficient will be able to satisfy all the conditions imposed by the Texas Department of Banking in connection with its approvals. In addition, such conditions could delay the anticipated time for commencement of trust operations.

If Beneficient is ultimately unable to obtain satisfactory limited trust association charters, Beneficient’s ability to implement its current business plan may be significantly compromised. Without the trust company charters, federal regulations would significantly limit the amount of alternative asset liquidity financings (“Liquidity Transactions”) Beneficient could undertake.

Beneficient’s business faces substantial competition from a variety of financial solution companies and other liquidity providers.

Beneficient faces substantial competition in all areas of its operations from a variety of competitors, many of which are larger, have an established track record and reputation, and may have more financial resources. Beneficient’s business competes with other providers of financial and trust administration such as bank holding companies, commercial and savings banks, savings and loan associations, credit unions, asset managers and their private equity affiliates, insurance companies and a growing list of other local, regional and national institutions which offer financial and trust administration services. Beneficient’s business also competes with other providers of liquidity for alternative assets, which may hinder Beneficient’s ability to offer Liquidity Transactions to the market. If Beneficient is unable to compete effectively, Beneficient will lose market share and income generated from trust administration services and other financial products will decline.

Beneficient’s liquidity, profitability and business may be adversely affected by an inability to access, or ability to access only on unfavorable terms, the capital markets.

Liquidity is essential to Beneficient’s business and Beneficient must continue to grow its capital to maintain liquidity. Future cash flows from Beneficient’s financing arrangements and proceeds from borrowings may not be sufficient for Beneficient to satisfy Beneficient’s working capital and liquidity needs. To the extent that working capital is insufficient to fund future operating costs and potential losses and loss adjustment expenses, Beneficient may need to raise additional funds through equity or debt financings, reduce expenses, or curtail Beneficient’s growth. Many factors will affect Beneficient’s capital needs and their amount and timing, including Beneficient’s growth and profitability, as well as market disruptions and other unforeseeable developments.

Beneficient’s liquidity may be impaired by an inability to access, or ability to access only on unfavorable terms, secured and/or unsecured debt markets or equity markets, including access to capital markets indirectly through GWG Holdings, Inc., an inability to access funds from its subsidiaries or otherwise allocate liquidity optimally, an inability to sell assets or redeem its interests in the Ben Collateral, or unforeseen outflows of cash or collateral. This situation may arise due to circumstances that Beneficient may be unable to control, such as a general market disruption or an operational problem that affects third parties or Beneficient, a disruption of the financial markets or negative views about the financial services industry generally, including concerns regarding fiscal matters in the U.S. and other geographic areas.

In addition, Beneficient’s ability to raise funding could be impaired if investors or lenders develop a negative perception of Beneficient’s long-term or short-term financial prospects. An increase in debt of Beneficient and/or its subsidiaries may increase Beneficient’s leverage and reduce its interest coverage. To the extent that Beneficient or its subsidiaries raise additional capital through the future sale of equity or debt, the ownership interest of our equity holders may be diluted.

If Beneficient is unable to raise funding using the methods described above, Beneficient would likely need to consider financing or liquidating assets to meet maturing liabilities. Beneficient may be unable to sell some of its assets or Beneficient may have to sell assets at a discount to market value, either of which could adversely affect Beneficient’s results of operations, cash flows and financial condition.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If Beneficient is unable to repay or refinance its existing credit facilities, then Beneficient will be required to either liquidate assets to repay these loans or to raise additional capital through the sale of equity.

Beneficient is subject to repayment risk in connection with its Liquidity Transactions.

Beneficient’s Liquidity Transactions are structured as loans from Beneficient’s subsidiary to unaffiliated trusts that acquire ownership interests in the alternative assets comprising the Ben Collateral. Loans extended by Beneficient do not require repayment prior to maturity and are subject to a risk of default. Unaffiliated trusts may default on a loan from Beneficient even if the cash flow from alternative assets in the Ben Collateral supporting such a loan is sufficient to otherwise repay interest and principal on the loan.

A determination that Beneficient is an unregistered investment company would have serious adverse consequences.

A determination that Beneficient or any of the proposed trust company subsidiaries is an unregistered investment company under the Investment Company Act of 1940 (the “1940 Act”) would have serious adverse consequences. Beneficient does not believe it could operate its business effectively as a registered investment company. As a result, Beneficient would have to change its operations so as not to be an investment company. Changes could include refraining from raising capital, changing the types of products and services that Beneficient provides, and changing the nature of Beneficient’s assets related to interests in private equity funds and other alternative assets that serve as collateral supporting Beneficient’s Liquidity Transactions (“Ben Collateral”). Furthermore, if at any time it were established that Beneficient or any of the proposed trust company subsidiaries had been operating as an investment company in violation of the registration requirements of the 1940 Act, there would be a risk, among other material adverse consequences, that such company: (i) could become subject to SEC enforcement and investigation, monetary penalties or injunctive relief, or both, (ii) would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with such company undertaken during the period in which it was established that such company was an unregistered investment company and (iii) would face adverse action from the Texas Department of Banking, either in relation to its pending application for trust company charters, or if such charters are granted, in connection with such charters. Such developments would be likely to have material and adverse consequences for Beneficient. In addition, if Beneficient were treated as an investment company, it would not be eligible to be taxed as a partnership and instead would be taxable as a corporation for U.S. federal income tax purposes, which could result in a material and adverse impact on the returns of holders of BEN LP common units.

Beneficient’s results of operations may fluctuate from period to period.

Beneficient expects that the results of its operations may vary significantly from period to period for a variety of reasons, many of which are outside of Beneficient’s control and difficult to predict, including demand for Beneficient’s liquidity products and trust administration services, performance of the loans against alternative assets comprising the Ben Collateral and concentration of risk in the loan portfolios. Because Beneficient’s results of operations may vary significantly from quarter to quarter, the results of any one period should not be relied upon as an indication of future performance. Many but not all of the factors that may cause Beneficient’s results of operations to fluctuate are presented in these risk factors.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient may incur significant losses as a result of ineffective risk management processes and strategies.

Beneficient seeks to monitor and control its risk exposure by developing an effective risk and control framework which encompasses a variety of separate but complementary financial, credit, operational, compliance, and legal reporting systems; internal controls; management review processes; and other mechanisms. While Beneficient employs and will continue to develop and deploy a broad and diversified set of risk monitoring and risk mitigation techniques, those techniques and the judgments that accompany their application may not be effective and may not anticipate every risk event in all market environments or the specific nature of the impact and timing of such outcomes.

Beneficient’s operations, products and services may be negatively impacted by changes in economic and market conditions.

Beneficient’s operations, products and services may be negatively impacted by changes in general economic and market conditions because the performance of Beneficient’s liquidity products and trust administration services is directly affected by conditions in the financial and securities markets. The financial markets and businesses operating in the securities industry are highly volatile (meaning that performance results can vary greatly from period to period) and are directly affected by, among other factors, domestic and foreign economic conditions, geopolitics and general trends in business and finance, all of which are beyond Beneficient’s control. Declines in the financial markets or a lack of sustained growth may result in a corresponding decline in Beneficient’s performance and may adversely affect the assets comprising the Ben Collateral and the loans against the assets comprising the Ben Collateral.

Fluctuations in interest rates and foreign exchange rates may negatively impact the business of Beneficient.

Fluctuations in interest rates and foreign exchange rates may negatively impact the business of Beneficient. These rates are highly sensitive to many factors beyond Beneficient’s control, including general economic conditions, both domestic and foreign, and the monetary and fiscal policies of various governmental and regulatory authorities. Beneficient’s assets and liabilities can be affected significantly by changes in market interest rates. As a result, Beneficient may adopt asset and liability management policies to minimize the potential adverse effects of changes in interest rates and foreign exchange rates, primarily by altering the mix and maturity of Liquidity Transactions, interests in the BEN Collateral, funding sources, and derivatives. However, even with these policies in place, a change in interest rates and foreign exchange rates can impact Beneficient’s financial condition. Beneficient’s ability to successfully manage its interest rate and foreign exchange rate risks is subject to factors beyond its control.

Beneficient relies on other companies to provide key components of Beneficient’s business infrastructure.

Third-party vendors provide and are expected to continue to provide key components of Beneficient’s business infrastructure. Any problems caused by these third parties, including as a result of their not providing Beneficient their services for any reason or their performing their services poorly, could adversely affect Beneficient’s ability to deliver products and services to Beneficient’s clients, impair Beneficient’s ability to conduct its business efficiently and effectively, and/or result in regulatory action, financial loss, litigation, and loss of reputation. Replacing these third-party vendors could also entail significant delay and expense.

Beneficient may only be able to offer a limited number of products and solutions.

Beneficient may only be able to offer a limited number of products and solutions due to regulatory, capital or other restrictions. Accordingly, the prospects for Beneficient’s success may be solely dependent upon the performance of a single product or solution, or dependent upon the development or market acceptance of a single or limited number of products or solutions. A lack of diversification in its offerings may make Beneficient susceptible to numerous economic, competitive and regulatory conditions, any or all of which may have a substantial adverse impact upon Beneficient’s ability to operate its business and/or grow its business in the future. Further, Beneficient would not be able to diversify its operations or benefit from the possible spreading of risks or offsetting of losses that offering a comprehensive suite of solutions could provide.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient depends on the accuracy and completeness of information from and about clients.

In deciding whether to enter into Liquidity Transactions with clients, Beneficient may rely on information furnished to it by or on behalf of clients, including financial statements and other financial information. Beneficient also may rely on representations of clients as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in connection with Liquidity Transactions, Beneficient may rely on information provided by a client such as net asset value of an underlying alternative asset. Beneficient also relies and will continue to rely on client representations and certifications, or other audit or accountants’ reports, with respect to the business and financial condition of the assets underlying the Liquidity Transaction. Reliance on clients may not reveal or highlight all relevant facts (including bribery, fraud or other illegal activities) or risks that are necessary or helpful in evaluating such transaction opportunity. Instances of bribery, fraud, accounting irregularities and other improper, illegal or corrupt practices can be difficult to detect and may be more widespread in certain jurisdictions. Beneficient’s financial condition, results of operations, financial reporting and reputation could be negatively affected if Beneficient relies on materially misleading, false, inaccurate or fraudulent information.

Beneficient will be subject to comprehensive governmental regulation and supervision.

Beneficient and its subsidiaries operate in a highly regulated environment and will be subject to supervision and regulation by several governmental agencies. Beneficient and its subsidiaries are subject to changes in federal and state laws, regulations, governmental policies, tax laws and accounting principles. As Beneficient’s business grows, Beneficient and its subsidiaries expect to become subject to additional regulatory agencies’ regulation. Changes in regulations or the regulatory environment could adversely affect Beneficient’s business.

Beneficient may incur fines, penalties and other negative consequences from regulatory violations.

Beneficient may fail to comply with applicable laws and regulations and be held accountable for such violations, even if such violations are inadvertent. Some legal/regulatory frameworks provide for the imposition of fines or penalties for noncompliance even though the noncompliance was inadvertent or unintentional and even though there were systems and procedures designed to ensure compliance in place at the time. For example, Beneficient is subject to regulations issued by the Office of Foreign Assets Control, or “OFAC,” that prohibit financial institutions from participating in the transfer of property belonging to the governments of certain foreign countries and designated nationals of those countries. OFAC may impose penalties for inadvertent or unintentional violations even if reasonable processes are in place to prevent the violations. There may be other negative consequences resulting from a finding of noncompliance, including restrictions on certain activities.

Beneficient faces a risk of noncompliance with and enforcement actions under the Bank Secrecy Act and other anti-money laundering statutes and regulations.

The Bank Secrecy Act, the USA PATRIOT Act of 2001, and other laws and regulations require financial institutions, among other duties, to institute and maintain an effective anti-money laundering program and file suspicious activity and currency transaction reports as appropriate. The federal Financial Crimes Enforcement Network is authorized to impose significant civil money penalties for violations of those requirements and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration, and Internal Revenue Service (the “IRS”). Beneficient is also subject

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

to increased scrutiny of compliance with the rules enforced by the OFAC and compliance with the Foreign Corrupt Practices Act. If Beneficient’s policies, procedures and systems are deemed deficient, Beneficient will be subject to liability, including fines and regulatory actions, which may include restrictions on Beneficient’s ability to make distributions to its unitholders and the necessity to obtain regulatory approvals to proceed with certain aspects of Beneficient’s business plan. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for Beneficient. Any of these results could materially and adversely affect Beneficient’s business, financial condition and results of operations.

Difficult market conditions can cause investors to reduce or suspend their investments in alternative assets or their desire to liquidate alternative assets they hold, which could adversely affect Beneficient’s business.

During economic downturns, alternative asset owners may suffer from decreasing returns (including negative returns and loss of principal investment), liquidity pressure, increased volatility and difficulty maintaining targeted asset allocations, and investors may decrease or suspend making new fund investments during and after such periods. As the economy begins to recover from these periods, investors may elect to reduce their exposure to alternative investments, resulting in a smaller overall pool of potential clients in the industry and clients for Beneficient’s services and products in the future. In the event all or part of this analysis proves true, when trying to find new clients Beneficient will be competing for fewer available alternative assets to administer in an increasingly competitive environment, which could lead to terms less favorable to Beneficient as well as difficulty in reaching new clients. Such changes would adversely affect Beneficient’s revenues and profitability.

Beneficient is dependent on the continued success of the alternative asset industry.

Beneficient’s success depends, in part, on the continued success of alternative asset managers, including private equity firms, and the alternative asset industry that has enjoyed a prolonged period of expansion and profitability. Such expansion and profitability is subject to market conditions and other factors outside of Beneficient’s control (and the control of managers of alternative assets). There is no assurance that such expansion and profitability will continue. Beyond business and financial success, the alternative asset industry may also become subject to greater governmental regulation and investigation which could have a negative effect on Beneficient.

A failure of Beneficient to appropriately identify and address potential conflicts of interest could adversely affect Beneficient’s business.

Beneficient has developed robust procedures and controls designed to identify and address conflicts of interest relevant to its business and operations. However, appropriately identifying and dealing with conflicts of interest is complex and difficult, and Beneficient’s reputation could be damaged, and the willingness of clients to enter into transactions with Beneficient may be affected, if Beneficient fails, or appears to fail, to identify, disclose and deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation or regulatory enforcement actions.

A failure in Beneficient’s operational systems as well as human error or malfeasance, could impair Beneficient’s liquidity, disrupt Beneficient’s business, result in the disclosure of confidential information, damage Beneficient’s reputation, and cause losses.

Beneficient faces a variety of risks that are substantial and inherent in its business, including market, liquidity, credit, operational, legal, regulatory and reputational risks. The following are some of the more important factors that could affect Beneficient’s business.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient’s financial, accounting, data processing or other operational systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond Beneficient’s control. Beneficient must continuously update systems to support its operations and growth and to respond to changes in regulations and markets, and invest heavily in systemic controls and training to ensure that such transactions do not violate applicable rules and regulations or, due to errors in processing such transactions, adversely affect markets, Beneficient’s clients or Beneficient. Enhancements and updates to systems, as well as the requisite training, including in connection with the integration of new businesses, entail significant costs and create risks associated with implementing new systems and integrating them with existing ones.

The use of computing devices and phones is critical to the work done by Beneficient’s employees and the operation of Beneficient’s systems and business and those of Beneficient’s clients and its third-party service providers and vendors. Additionally, computing devices may be vulnerable to cyber-attacks or have other inherent weaknesses.

Notwithstanding the proliferation of technology and technology-based risk and control systems, Beneficient’s business ultimately relies on people as its greatest resource, and, from time-to-time, they may make mistakes or engage in violations of applicable policies, laws, rules or procedures that are not always identified immediately by Beneficient’s technological processes or by Beneficient’s controls and other procedures, which are intended to prevent and detect such errors or violations. These errors or violations can include calculation errors, mistakes in addressing emails, errors in software or model development or implementation, or simple errors in judgment, as well as intentional efforts to ignore or circumvent applicable policies, laws, rules or procedures. Human errors and malfeasance, even if promptly discovered and remediated, can result in material losses and liabilities for Beneficient.

Any cybersecurity-attack or other security breach of Beneficient’s technology systems, or those of third-party vendors Beneficient relies on, could subject Beneficient to significant liability and harm Beneficient’s business operations and reputation.

Cybersecurity attacks and security breaches of Beneficient’s technology systems, including those of Beneficient’s clients and third-party vendors, may subject Beneficient to liability and harm Beneficient’s business operations and overall reputation. Beneficient’s operations rely on the secure processing, storage and transmission of confidential and other information in its computer systems and networks. Threats to information technology systems associated with cybersecurity risks and cyber incidents continue to grow, and there have been a number of highly publicized cases involving financial services companies, consumer-based companies and other organizations reporting the unauthorized disclosure of client, customer or other confidential information in recent years. Beneficient is regularly the target of attempted cyber-attacks. Cybersecurity risks could disrupt Beneficient’s operations, negatively impact Beneficient’s ability to compete and result in injury to Beneficient’s reputation, downtime, loss of revenue, and increased costs to prevent, respond to or mitigate cybersecurity events. Although Beneficient has developed, and continues to invest in, systems and processes that are designed to detect and prevent security breaches and cyber-attacks, and while Beneficient expects to periodically test this security, Beneficient’s security measures, information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions that could result in unauthorized disclosure or loss of sensitive information; damage to Beneficient’s reputation; the incurrence of additional expenses; additional regulatory scrutiny or penalties; or Beneficient’s exposure to civil or criminal litigation and possible financial liability, any of which could have a material adverse effect on BEN’s business, financial condition and results of operations.

Third parties upon whom Beneficient relies face similar threats, which could directly or indirectly impact Beneficient’s business and operations. The occurrence of a cybersecurity-incident or attack on Beneficient’s third-party vendors could have a material adverse effect on Beneficient’s reputation and on Beneficient’s business, financial condition and results of operations.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transfer restrictions applicable to alternative assets may prevent Beneficient from being able to attract a sufficient number of clients to achieve Beneficient’s business goals.

Many alternative assets contain stringent transfer restrictions imposed by the issuing entity, which may prevent Beneficient from entering into Liquidity Transactions or providing trust administration services with respect to such assets. Such restrictions may result in Beneficient not being able to attract a sufficient number of clients or Liquidity Transactions and, as a result, its revenues and profitability could be adversely affected.

Beneficient’s failure to correctly identify mergers, acquisitions, divestitures or other strategic transactions could have a material adverse effect on its business, financial condition and results of operations.

Beneficient may seek to facilitate its growth through mergers, acquisitions or other strategic transactions. Mergers, acquisitions, and other strategic transactions involve inherent risks that could compromise the success of the combined business and dilute the holdings of Beneficient’s unitholders. If Beneficient is incorrect when assessing the value, strengths, weaknesses, liabilities and potential profitability of such transactions, or if Beneficient fails to adequately integrate the acquired businesses or individuals, the success of the combined business could be compromised. Business acquisitions are subject to the risks commonly associated with such transactions including, among others, potential exposure to unknown liabilities of acquired companies and to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, potential disruptions to the business of the combined company and potential diversion of management’s time and attention, the impairment of relationships with and the possible loss of key employees and clients as a result of changes in management, potential litigation or other legal risks, potential write-downs related to goodwill impairments in connection with acquisitions and dilution to the unitholders of the combined company if the acquisition is made for equity of the combined company. In addition, investment strategies, technologies or businesses of acquired companies may not be effectively assimilated into Beneficient’s business or may have a negative effect on the combined company’s revenues or earnings. The combined company may also incur significant expenses to complete acquisitions and support acquired investment strategies and businesses. Further, any such acquisitions may be funded with cash, debt or equity, which could dilute the holdings or limit the rights of Beneficient’s unitholders. Finally, Beneficient may not be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms.

Divestitures involve inherent risks that could compromise the success of Beneficient’s business. Risks related to divestitures can include difficulties in the separation of the divested business, loss of clients, retention or obligation to indemnify certain liabilities, the failure of counterparties to satisfy payment obligations, unfavorable market conditions that may impact any earnout or contingency payment due to Beneficient and unexpected difficulties in losing employees of the divested business.

There is no assurance that Beneficient will be successful in overcoming these or other risks encountered with mergers, acquisitions, divestitures and other strategic transactions. These risks may prevent Beneficient from realizing the expected benefits from mergers, acquisitions, divestitures and other strategic transactions and could result in the failure to realize the full economic value of a strategic transaction.

Beneficient faces risks associated with the ability of its information technology systems and its people and processes to support its operations and future growth effectively.

In order to serve Beneficient’s market effectively, Beneficient has developed, and is continually developing, a comprehensive array of products and services. In order to support these products and services and for Beneficient to operate effectively, Beneficient has developed, purchased and licensed information technology and other systems and processes. As Beneficient’s business grows, Beneficient expects to continue to invest in and enhance these systems, and its people and processes.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

These investments and enhancements may affect Beneficient’s future profitability and overall effectiveness. From time to time, Beneficient may change, consolidate, replace, add or upgrade existing systems or processes, which if not implemented properly to allow for an effective transition, may have an adverse effect on Beneficient’s operations, including business interruptions which may result in inefficiencies, revenue losses, client losses, exposure to fraudulent activities, regulatory enforcement actions, or damage to Beneficient’s reputation. Beneficient also outsources certain operational and other functions to consultants or other third parties. If Beneficient does not implement its systems effectively or if its outsourcing business partners do not perform their functions properly, there could be an adverse effect on Beneficient. There can be no assurance that Beneficient will be able to effectively maintain or improve its systems and processes, or utilize outsourced talent, to meet its business needs efficiently. Any failure of such could adversely affect Beneficient’s operations, financial condition, results of operations, future growth and reputation.

Business disruptions and interruptions due to natural disasters and other external events beyond Beneficient’s control can adversely affect Beneficient’s business, financial condition and results of operations.

Beneficient’s operations can be subject to natural disasters and other external events beyond Beneficient’s control, such as earthquakes, fires, severe weather, public health issues, power failures, telecommunication loss, major accidents, terrorist attacks, acts of war, and other natural and man-made events. Such events, whether natural or attributable to human beings, could cause severe destruction, disruption or interruption to Beneficient’s operations or property. Financial institutions, such as Beneficient, generally must resume operations promptly following any interruption. If Beneficient were to suffer a disruption or interruption and was not able to resume normal operations within a period consistent with industry standards, Beneficient’s business could suffer serious harm. In addition, depending on the nature and duration of the disruption or interruption, BEN might be vulnerable to fraud, additional expense or other losses, or to a loss of business and/or clients. There is no assurance that Beneficient’s business continuity plan can adequately mitigate the risks of such business disruptions and interruptions.

If Beneficient fails to establish and maintain effective internal controls over financial reporting, Beneficient’s ability to accurately report its financial results could be adversely affected.

Beneficient has been and is a private company with limited accounting personnel to execute its accounting processes and other supervisory resources with which to address Beneficient’s internal controls over financial reporting. There is no certainty that Beneficient will be able to maintain effective internal controls over financial reporting.

Effective internal controls are necessary for Beneficient to provide reliable financial reports, prevent fraud and operate successfully. If Beneficient cannot provide reliable financial reports or prevent fraud, Beneficient’s ability to accurately report its financial results could be adversely affected and its reputation and operating results would be harmed. Beneficient cannot be certain that its efforts to develop and maintain its internal controls will be successful or that Beneficient will be able to maintain adequate controls over its financial processes and reporting in the future. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving Beneficient’s internal controls. Ineffective internal controls could also cause investors to lose confidence in Beneficient’s reported financial information.

Beneficient faces risks from regulatory investigations and proceedings and from private actions brought against it.

From time to time, Beneficient may be named as a defendant or otherwise become involved in various legal proceedings, including class actions and other litigation or disputes with third parties. Future actions against Beneficient may result in judgments, settlements, fines, penalties or other results adverse to Beneficient, which could materially adversely affect Beneficient’s business, financial condition or results of operations, or cause serious reputational harm to Beneficient.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient’s businesses and operations are also subject to increasing regulatory oversight and scrutiny, which may lead to additional regulatory investigations or enforcement actions. These and other initiatives from federal and state officials may subject Beneficient to judgments, settlements, fines or penalties, or cause Beneficient to be required to restructure its operations and activities, all of which could lead to reputational issues, or higher operational costs, thereby reducing Beneficient’s profitability.

While Beneficient seeks to insure against potential risks, Beneficient may not be able to obtain insurance to cover certain risks, or obtain coverage on favorable terms, and the insurance that Beneficient has may be inadequate to cover certain civil or criminal proceedings or regulatory investigations and associated costs.

Beneficient may be impacted adversely by claims or litigation, including claims or litigation relating to potential fiduciary responsibilities.

Beneficient’s business involves the risk that clients or others may sue Beneficient, claiming that Beneficient has failed to perform under a contract or otherwise failed to carry out a duty perceived to be owed to them. This risk would be heightened when Beneficient’s trust company subsidiaries begin serving as fiduciaries for their clients following the issuance of state trust company charters. Specifically, Beneficient’s trust company subsidiaries would be required to (i) adhere to the fiduciary standard of care required under the terms of the governing documents or applicable law and (ii) properly discharge their fiduciary duties. If Beneficient fails to comply with these fiduciary obligations, it could incur significant costs and possibly liability, which could materially and adversely affect Beneficient’s business, financial condition or results of operations. Liability for breach of fiduciary duty may be difficult to assess or quantify and its existence and magnitude may remain unknown for a substantial period of time. Additionally, an alleged breach of fiduciary duty, regardless of the merits of such alleged breach, could significantly damage Beneficient’s reputation and cause it to incur legal and other costs. Claims made or actions brought against Beneficient, whether founded or unfounded, may result in injunctions, settlements, damages, fines or penalties, which could have a material adverse effect on Beneficient’s financial condition and results of operations, could adversely affect Beneficient’s ability to raise additional funding or attract new clients, and could require changes to Beneficient’s business. Even if Beneficient defends itself successfully, the cost of litigation is often substantial, and public reports regarding claims made against Beneficient may cause damage to its reputation among existing and prospective clients or negatively impact the confidence of counterparties, rating agencies, and equityholders, consequently affecting Beneficient’s earnings negatively.

A change in Beneficient’s tax treatment could adversely affect Beneficient.

Beneficient is subject to a variety of tax laws and tax regulations by national, regional and local governments. Beneficient, and most of its subsidiaries, are pass through entities that are generally not subject to taxation. Rather, Beneficient passes on the distributive share of income to its investors who bear the burden of any tax liability that may be generated by such income. These tax laws and regulations (including the applicable tax rates), and their interpretation and application, may change from time to time and those changes could have a material adverse effect on the results of operations or Beneficient’s financial position.

In addition, without the consent of Beneficient’s unitholders, Beneficient’s general partner may elect to convert Beneficient into a corporation or be taxed as a corporation for U.S. federal income tax purposes if certain conditions have been met. Such a conversion could be a taxable event to Beneficient’s unitholders where gain or loss is recognized. In addition, a conversion would subject all of Beneficient’s future net income to a level of corporate tax, which may reduce the amount of cash available for distribution or reinvestment.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Beneficient’s business, profitability and liquidity may be adversely affected by deterioration in the credit quality of, or defaults by, third parties who owe Beneficient money, securities or other assets or whose securities or obligations Beneficient holds.

Beneficient is exposed to the risk that third parties that owe Beneficient money, securities or other assets will not perform their obligations. These parties may default on their obligations to Beneficient due to bankruptcy, lack of liquidity, operational failure or other reasons. A failure of a significant market participant, or even concerns about a default by such an institution, could lead to significant liquidity problems, losses or defaults by other institutions, which in turn could adversely affect Beneficient.

In the event Beneficient uses hedging transactions to manage certain market risks, Beneficient’s business, profitability and liquidity may be adversely affected by unanticipated market conditions including interest rates, currency exchange rates, equity market behavior, and other relevant asset classes.

When managing its exposure to market risks, Beneficient may make use of forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit its exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates and currency exchange rates.

The use of hedging transactions and other derivative instruments to reduce the effects of changes in the value of a position does not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. However, such activities can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of the position. Such transactions may also limit the opportunity for gain if the value of a position increases. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price. Although Beneficient may enter into hedging transactions in order to reduce its exposure to market risks, unanticipated market changes may result in poorer overall investment performance than if the transaction had not been executed. In addition, the degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. Moreover, for a variety of reasons, Beneficient may not be successful in establishing a sufficient correlation or a sufficient matching of cash flows between the instruments used in a hedging or other derivative transaction and the position being hedged. An insufficient correlation could prevent Beneficient from achieving the intended result and create new risks of loss. In addition, Beneficient will not be able to fully limit exposure against all changes in the values of the alternative assets underlying its Liquidity Transactions, because the values of such assets are likely to fluctuate as a result of a number of factors, some of which will be beyond Beneficient’s control, and it may not be able to respond to such fluctuations in a timely manner or at all.

Beneficient’s fair value estimates of illiquid assets may not accurately estimate prices that would be obtained at the time of sale and Beneficient cannot provide assurance that the values of the alternative assets underlying the Liquidity Transactions that it reports from time to time will be realized.

Asset valuations for which there is no readily available market, such as the illiquid assets comprising the BEN Collateral, require estimates and assumptions about matters that are inherently uncertain. Given this uncertainty, the fair values of such assets as reflected in estimated net asset value may not reflect the prices that would actually be obtained if and when such assets would be sold.

Under Beneficient’s valuation policy, Beneficient bases its estimates of the fair value of the alternative assets in the Ben Collateral on the fund reported net asset value reported to it by the underlying fund managers. Because alternative asset managers generally hold a high proportion of their investments in assets for which market prices are not readily available, fund reported net asset value will necessarily incorporate estimates of fair value made by the fund managers. As there is no single method for determining fair value, there may be significant variations in the valuation policies used by different fund managers in the Ben Collateral.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, due to time lags in receiving valuation information from fund managers, Beneficient typically does not and will not have up-to-date information from all underlying funds at the time it calculates the fair value of the alternative assets underlying the Liquidity Transactions. Beneficient typically is not and will not be aware of all material developments at a fund or its underlying portfolio companies that could adversely affect the value of the funds in the Ben Collateral.

Even if market quotations are available for the alternative assets underlying the Liquidity Transactions, such quotations may not reflect the value that could actually be realized because of various factors, including the possible illiquidity associated with a large ownership position, subsequent illiquidity in the market for a company’s securities, future market price volatility or the potential for a future loss in market value. Realizations at values significantly lower than the fair values recorded in Beneficient’s financial statements could have a material adverse effect on the net asset value of the alternative asset, and therefore the value of the beneficial interests and the corresponding Liquidity Transactions.

Beneficient’s liquidity, profitability and business may be adversely affected by concentrations of assets comprising the Ben Collateral.

The Ben Collateral may be concentrated in certain issuers, funds, sectors, geographic regions, countries, or asset types, which could negatively affect performance as well as Beneficient’s financial results, including Beneficient’s capital position, earnings, cashflows, and growth.

Similarly, Beneficient’s balance sheet may have significant exposures to certain issuers, industries, or asset classes. As a result, Beneficient’s net cashflows and asset valuations (e.g., net asset value) may exhibit greater volatility due to idiosyncratic factors specific to companies, industries, regions, and asset classes. Moreover, because of such concentrations, Beneficient may suffer losses even when economic and market conditions are generally favorable for Beneficient’s competitors.

In the case of Beneficient’s exposure to investments in publicly traded companies, its operating results would be impacted by volatility in the public markets generally and in the stock prices of such companies.

The due diligence process that Beneficient undertakes in connection with Liquidity

Transactions may or may not reveal all facts that may be relevant in connection with such Liquidity Transaction, and even if Beneficient receives complete and accurate information it may not translate to identifying the appropriate underwriting criteria.

Before offering liquidity solutions to clients, Beneficient conducts due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each transaction. When conducting due diligence, Beneficient may be required to evaluate important and complex business, financial, tax, accounting, technological, environmental, social, governance and legal and regulatory issues. In addition to Beneficient’s own employees, outside consultants, legal advisors and accountants may be involved in the due diligence process in varying degrees depending on the type of investment and the parties involved. Nevertheless, when conducting due diligence and making an assessment regarding the alternative assets behind a potential Liquidity Transaction, Beneficient relies on the resources available to it, including information provided by the potential client of the Liquidity Transaction, the general partners and managers of the alternative assets the client holds, and, in some circumstances, third-party investigations, and such an investigation will not necessarily result in the investment ultimately being successful. Moreover, even in the event that Beneficient receives complete and accurate information in the due diligence process, it may not translate to identifying the appropriate underwriting criteria, which could result in negative reputational effects, and/or otherwise materially and adversely affect Beneficient’s business, financial condition and results of operations.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restrictions on Beneficient’s ability to collect and analyze data regarding its clients’ alternative assets investments could adversely affect its business.

The Ben Collateral includes interests in alternative assets. Beneficient depends on the continuation of its relationships with the general partners and sponsors of the underlying funds and investments in order to maintain current data on these alternative assets. The termination of such relationships or the imposition of restrictions on its ability to use the data it obtains for its reporting and monitoring services could adversely affect its business, financial condition and results of operations. Beneficient’s monitoring is also dependent on the statements and conduct of personnel at investment managers of the general partners of these alternative asset firms. To the extent that the beliefs and expectations of these managers turn out to be inaccurate, Beneficient’s expectations as part of its monitoring process may be materially impacted.

Risks Relating to Our Common Units

The value of the Partnership and our Common Units may increase or decrease.

Our enterprise value may increase or decline due to general market conditions or other factors not specifically related to us or our business. Our enterprise value may fluctuate widely over short or extended periods in response to company, industry or economic news or factors. If there is a net decline in our enterprise value, it could cause the value of our Common Units to decline significantly.

An active liquid trading market for our Common Units may not develop and our unit price may be volatile.

Our Common Units are not traded on any market. An active and liquid trading market for our Common Units may not develop or be maintained in the future. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders.

Future sales of our Common Units in the public market could lower our unit price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We may sell Common Units in a public offering and may also issue securities convertible into our Common Units. As of December 31, 2019, we had 44,146,624 outstanding Common Units.

We cannot predict the size of future issuances of our Common Units or the effect, if any, that future issuances and sales of our Common Units will have on the price of our Common Units. Sales of substantial amounts of our Common Units (including units issued in connection with an initial public offering or an acquisition), or the perception that such sales could occur, may adversely affect the price of our Common Units.

If you are an “affiliate” of the Partnership, there may be additional restrictions on the resale of your Common Units.

The Common Units you will receive will not be registered with the SEC or under any state securities laws and may not be resold without registration with the SEC or the availability of an exemption from registration. Rule 144 under the Securities Act is a registration exemption that generally permits resales of unregistered securities provided that certain conditions (including a specified holding period) are met. The restrictions under Rule 144 will not apply to resales by persons who are not “affiliates” of the Partnership. An “affiliate” of the Partnership is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Partnership. Unless you are an officer or director of the Partnership, you will generally not be deemed to be an affiliate of the Partnership, and therefore, may resell your Common Units issued upon settlement without restriction (other than any restrictions imposed by your award agreement). If you are an affiliate of the Partnership, you may still resell your units if you comply with the applicable provisions of Rule 144. If you are an affiliate of the Partnership and are unable to meet the requirements under Rule 144, you may be forced to bear the economic risk of an investment in the Common Units, potentially for an indefinite period.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

The Partnership’s consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2018, and the nine months ended September 30, 2019 are attached hereto as Annex A.

HOW TO OBTAIN ADDITIONAL INFORMATION

The Partnership will make efforts to furnish you with any additional information you desire that is not set forth or incorporated by reference in this Disclosure Package and provide an opportunity for you to ask questions and receive answers regarding the Partnership, the terms and conditions of the awards and the information contained in this Disclosure Package. Additional information about the Partnership may be obtained from Elisia Wilkerson, Vice President, Equity Plans of the Partnership, at 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201, by telephone at (214) 4454716, or by email at Elisia.Wilkerson@beneficient.com.

THE BENEFICIENT COMPANY GROUP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ANNEX A

ANNEX B

THE BENEFICIENT COMPANY GROUP, L.P.

2018 EQUITY INCENTIVE PLAN

EXECUTION VERSION

1. PURPOSE OF THE PLAN

The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “Plan”) is designed to promote the long term financial interests and growth of The Beneficient Company Group, L.P., a Delaware limited partnership (the “Partnership”) and its Affiliates by (i) attracting and retaining directors, officers, employees, consultants or other service providers of the Partnership or any of its Affiliates, including but not limited to directors of Beneficient Management , L.L.C., the Partnership’s general partner (the “General Partner”) and (ii) aligning the interests of such individuals with those of the Partnership and its Affiliates by providing them with equity-based awards based on the common units of limited partner interest in the Partnership (the “Common Units”).

2. DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Administrator: The Board, or the committee or subcommittee thereof to whom authority to administer the Plan has been delegated pursuant to Section 4 hereof.

(c)

Affiliate: With respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with such specified Person. As used herein, the term “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly , of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(d)	Award: Individually or collectively , any Option, Unit Appreciation Right, or Other Unit-Based Awards based on or relating to the Common Units issuable under the Plan.

(e)

BEN Group: The Group Partnerships, the direct and indirect parents of the Group Partnerships (the “Parents”), any direct or indirect subsidiaries of the Parents or the Group Partnerships, and any other entity through which any of the foregoing directly or indirectly conducts its business.

(f)	Board: The board of directors of the General Partner.

(g)

Change in Control: Except as otherwise set forth in any applicable Award agreement , (i) the occurrence of any Person, other than a Person approved by the General Partner, becoming the general partner of the Partnership, (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or more series of related transactions of all or substantially all of the combined assets of the Group Partnerships taken as a whole to any Person other than a Permitted Person, (iii) the consummation of any transaction or a series of related transactions (including any merger or consolidation) that results in any person (other than a Permitted Person) becoming the beneficial owner of a majority of the controlling interests in any one or more Group Partnerships that together hold all or substantially all of the combined assets of the Group Partnerships taken as a whole, or (iv) the occurrence of any other event as determined by the Board to constitute a Change in Control. Solely for the purpose of this definition, the term “person” shall have the meaning given to such term under Section 13(d)(3) of the Act or any successor provision thereto; and for purposes of the Plan, the term “beneficial owner” shall have the meaning given to such term under Rule 13d-3 promulgated under the Act or any successor provision thereto, and the combined assets of the Group Partnerships shall exclude the portion of any such assets that are allocable to holders of any non-controlling interests in any consolidated subsidiaries.

(h)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Effective Date: The date on which the Board adopts the Plan, or such later date as is designated by the Board.

(j)

Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’ s employment if the Participant is an employee of the Partnership or any of its Affiliates, (ii) a Participant ‘ s services as a consultant or partner, if the Participant is consultant to, or partner of, the Partnership or of any of its Affiliates, and (iii) a Participant’ s services as an non-employee director , if the Participant is a non-employee member of the Board.

(k)

Fair Market Value: Of a Common Unit on any given date means (i) the closing sale price per Common Unit on the New York Stock Exchange or The NASDAQ Stock Market (a “U.S. Exchange”) on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Common Units are not listed for trading on a U.S. Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to the Act on which the Common Units are listed, (iii) if the Common Units are not so listed on a U.S. Exchange, the last quoted bid price for the Common Units on that date in the over-the-counter market as reported by OTC Markets Group or a similar organization, (iv) if the Common Units are not so quoted by OTC Markets Group or a similar organization, the average of the mid-point of the last bid and ask prices for the Common Units on that date from a nationally recognized independent investment banking firm selected by the General Partner for this purpose, or (v) if the Common Units are not readily tradable on an established securities market, the fair market value of the Common Units as determined in good faith by the Administrator using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation § 1.409A-l (b)(5)(iv)(B).

(l)

Group Partnerships: Beneficient Company Holdings, L.P., a Delaware limited partnership, and The PEN Indemnity Insurance Company, L.P., a Bermuda limited partnership, along with any partnership designated in the future as a “Group Partnership” by the Partnership.

(m)	Option: An option to purchase Common Units granted pursuant to Section 6 of the Plan

(n)	Option Price: The purchase price per Common Unit of an Option, as determined pursuant to Section 6(a) of the Plan.

(o)	Other Unit-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(p)

Participant: A director, officer, employee, consultant or other service provider of the Partnership or of any of its Affiliates, including but not limited to any director of the General Partner, who is selected by the Administrator to participate in the Plan.

(q)

Permitted Person: The term “Permitted Person” means (i) an individual who (a) is an executive of the BEN Group, (b) devotes substantially all of his or her business and professional time to the activities of the BEN Group and (c) did not become an executive of the BEN Group or begin devoting substantially all of his or her business and professional time to the activities of the BEN Group in contemplation of a Change in Control or (ii) any Person in which any one or more such individuals directly or indirectly holds a majority of the controlling interests.

(r)

Person: Any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

(s)	Unit Appreciation Right: A unit appreciation right granted pursuant to Section 7 of the Plan.

3. COMMON UNITS SUBJECT TO THE PLAN

Subject to Section 9 hereof, the total number of Common Units which shall be available for issuance under the Plan shall be, as of the Effective Date, 15% of the Common Units outstanding as of the Effective Date on a fully converted and diluted basis, including but not limited to all convertible debt and equity of the Partnership (the “ Initial Plan Amount”), of which all or any portion may be issued as Common Units. Notwithstanding the foregoing, beginning with the first fiscal year of the Partnership occurring after the Effective Date and continuing with each subsequent fiscal year of the Partnership occurring thereafter, the aggregate number of Common Units covered by the Plan will be increased , on the first day of each fiscal year of the Partnership occurring during the term of the Plan, by a number of Common Units equal to the positive difference, if any, of (x) 15% of the aggregate number of Common Units outstanding on the last day of the immediatel y preceding fiscal year of the Partnership on a fully converted and diluted basis, minus (y) the Initial Plan Amount, as such amount may have been increased by this sentence in any prior fiscal year, unless the Administrator should decide to increase the number of Common Units covered by the Plan by a lesser amount on any such date. The issuance of Common Units or the payment of cash upon the exercise of an Award or in consideration of the settlement, cancellation or termination of an Award shall reduce the total number of Common Units covered by and available for issuance under the Plan, as applicable (with any Awards settled in cash reducing the total number of Common Units by the number of Common Units determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one Common Unit on the date of payment). Common Units which are subject to Awards which are cancelled, forfeited, terminated or otherwise expired by their terms without the payment of consideration, and Common Units which are used to pay the exercise price of any Award, may be granted again subject to Awards under the Plan. For the avoidance of doubt, Common Units which are subject to Awards other than Options or Unit Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered and will be available for further Awards under the Plan.

For purposes of this Section 3, the number of Common Units that, as of a particular date, will be considered to be “covered by” the Plan will be equal to the sum of (i) the number of Common Units available for issuance pursuant to the Plan but which are not subject to an outstanding Award as of such date, and (ii) the number of Common Units subject to outstanding Awards as of such date. For purposes of this Section 3, (A) an Option or Unit Appreciation Right that has been granted under the Plan will be considered to be an “outstanding” Award until it is exercised or cancelled, forfeited, terminated or otherwise expires by its terms, (B) a Common Unit that has been granted as an Award under the Plan that is subject to vesting conditions will be considered an “outstanding” Award until the vesting conditions have been satisfied or the Award otherwise terminates or expires unvested by its terms, and (C) any Award other than an Option, Unit Appreciation Right, or Common Unit that is subject to vesting conditions will be considered to be an “outstanding” Award until it has been settled.

4. ADMINISTRATION

(a)

Administration and Delegation. The Plan shall be administered by the Administrator. The Administrator may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Partnership or of any Affiliate of the Partnership; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. The Administrator may delegate the day-to-day administration of the Plan to any employee or group of employees of the Partnership or the General Partner or any of their respective Affiliates or a nationally recognized third-party stock plan administrator.

(b)

Substitution of Prior Awards. Awards may, in the discretion of the Administrator, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Partnership, any Affiliate of the Partnership or any entity acquired by the Partnership or with which the Partnership combines. The number of Common Units underlying such substitute awards shall be counted against the aggregate number of Common Units available for Awards under the Plan.

(c)

Interpretation; Corrections; Final and Binding Decisions. The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or Award agreement in the manner and to the extent the Administrator deems necessary or desirable, without the consent of any Participant. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors).

(d)

Establishment of Award Terms. The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(e)

Payment of Taxes Due. The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state , local or other taxes as a result of the exercise, grant or vesting of an Award. To the extent that such withholding arises in connection with the settlement of an Award with Common Units, the Administrator may, in its sole discretion, cause such payments to be funded by reducing the Common Units delivered upon settlement by an amount of Common Units having a Fair Market Value equal to the amount of payments that would then be due (and if an Award is settled in cash, the Administrator may withhold cash with respect to such taxes due). The Administrator shall establish the manner in which any such tax obligation may be satisfied by the Participant.

5. LIMITATIONS

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be non-qualified options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

(a)

Option Price. The Option Price per Common Unit shall be determined by the Administrator, provided that, solely for the purposes of an Option granted under the Plan to a Participant who is a U.S. taxpayer, in no event will the Option Price be less than 100% of the Fair Market Value on the date the Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)	Exercise of Options.

(i)

Except as otherwise provided in this Plan or in an Award agreement , an Option may be exercised for all, or from time to time any part, of the Common Units for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Partnership and, if applicable , the date payment is received by the Partnership pursuant to clauses (A), (B), (C) or (D) in the following sentence.

(ii)

The Option Price for the Common Units as to which an Option is exercised shall be paid to the Partnership, and in the manner designated by the Administrator , pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by personal check); (B) in Common Units having a Fair Market Value equal to the aggregate Option Price for the Common Units being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Common Units have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; (C) partly in cash and partly in such Common Units; (D) if there is a public market for the Common Units at such time, through the delivery of irrevocable instructions to a broker to sell Common Units obtained upon the exercise of the Option and to deliver promptly to the Partnership an amount out of the proceeds of such sale equal to the aggregate Option Price for the Common Units being purchased , or (E) to the extent permitted by the Administrator, through net settlement in Common Units.

(iii)

To the extent compliant with applicable laws, no Participant shall have any rights to distributions or other rights of a holder with respect to Common Units subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the Option Price for such Common Units and, if applicable , has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

(d)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Common Units, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Units, in which case the Partnership shall treat the Option as exercised without further payment and/or shall withhold such number of Common Units from the Common Units acquired by the exercise of the Option, as appropriate.

7. TERMS AND CONDITIONS OF UNIT APPRECIATION RIGHTS

(a)

Grants. The Administrator may grant (i) a Unit Appreciation Right independent of an Option or (ii) a Unit Appreciation Right in connection with an Option, or a portion thereof. A Unit Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Common Units covered by an Option (or such lesser number of Common Units as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Exercise Price. The exercise price per Common Unit of a Unit Appreciation Right shall be an amount determined by the Administrator; provided, however, that in the case of a Unit Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; provided, further that, solely for the purposes of a Unit Appreciation Right granted under the Plan to a Participant who is a U.S. taxpayer, in the case of a Unit Appreciation Right that was not granted in conjunction with an Option, the exercise price per Unit Appreciation Right shall not be less than 100% of the Fair Market Value on the date the Unit Appreciation Right is granted.

(c)

Terms of Grant. Each Unit Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Common Unit over (B) the exercise price per Common Unit, times (ii) the number of Common Units covered by the Unit Appreciation Right. Each Unit Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Partnership the unexercised Option, or any portion thereof, and to receive from the Partnership in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Common Unit over (B) the Option Price per Common Unit, times (ii) the number of Common Units covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Common Units or in cash, or partly in Common Units and partly in cash (any such Common Units valued at such Fair Market Value), all as shall be determined by the Administrator.

(d)

Exercisability. Unit Appreciation Rights may be exercised from time to time upon actual receipt by the Partnership of written notice of exercise stating the number of Common Units with respect to which the Unit Appreciation Right is being exercised. The date a notice of exercise is received by the Partnership shall be the exercise date. The Administrator, in its sole discretion, may determine that no fractional Common Units will be issued in payment for Unit Appreciation Rights, but instead cash will be paid for the fractional Common Units and the number of Common Units to be delivered will be rounded downward to the next whole Common Unit.

(e)

Limitations. The Administrator may impose, in its discretion, such conditions upon the exercisability of Unit Appreciation Rights as it may deem fit, but in no event shall a Unit Appreciation Right be exercisable more than ten years after the date it is granted.

8. OTHER UNIT-BASED AWARDS

The Administrator, in its sole discretion, may grant or sell Awards of Common Units, restricted Common Units, deferred restricted Common Units, phantom restricted Common Units or other Common Unit-based awards based in whole or in part on the Fair Market Value of the Common Units (“Other Unit-Based Awards”). Such Other Unit-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Common Units (or the equivalent cash value of such Common Units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Unit Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan , the Administrator shall determine to whom and when Other Unit-Based Awards will be made, the number of Common Units to be awarded under (or otherwise related to) such Other Unit-Based Awards, whether such Other Unit-Based Awards shall be settled in cash, Common Units, or other assets or a combination of cash, Common Units and other assets, and all other terms and conditions of such Awards (including, without limitation , the vesting provisions thereof and provisions ensuring that all Common Units so awarded and issued shall be fully paid and nonassessable).

9. ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Equity Restructurings. In the event of any extraordinary Common Unit distribution or split, recapitalization, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring“ (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718) with respect to Common Units, the Administrator shall, in the manner determined appropriate or desirable by the Administrator and without liability to any person, adjust any or all of (i) the number of Common Units or other securities of the Partnership (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of outstanding Awards, including, but not limited to (A) the number of Common Units or other securities of the Partnership (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Unit Appreciation Right and (C) any performance targets or other applicable terms.

(b)

Mergers, Reorganizations and Other Corporate Transactions. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Common Units or other securities of the Partnership, issuance of warrants or other rights to purchase Common Units or other securities of the Partnership, or other similar corporate transaction or event that affects the Common Units such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, the Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable as to (i) the number of Common Units or other securities of the Partnership (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of any outstanding Award, including (A) the number of Common Units or other securities of the Partnership (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Unit Appreciation Right and (C) any performance targets or other applicable terms.

(c)

Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Administrator in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions , as the case may be, as of immediately prior to such Change in Control and (ii) the Administrator may (subject to Sections 16 and 18), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; (B) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Unit Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Common Units subject to such Options or Unit Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Common Units subject to such Options or Unit Appreciation Rights) over the aggregate exercise price of such Options or Unit Appreciation Rights; (C) provide that any Options or Unit Appreciation Right having an exercise price per Common Unit that is greater than the per Common Unit value of the consideration to be paid in the Change in Control transaction to a holder of a Common Unit shall be cancelled without payment of any consideration therefor; (D) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion; or (E) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

10. NO RIGHT TO EMPLOYMENT OR AWARDS

The granting of an Award under the Plan shall impose no obligation on the Partnership or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Partnership’ s or Affiliate’ s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award (including as a result of recurring prior Award), and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. No Award shall constitute compensation for purposes of determining any benefits under any benefit plan. The terms and conditions of Awards and the Administrator ‘ s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11. SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Partnership and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12. NONTRANSFERABILITY OF AWARDS

Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. Any transfer or assignment in violation of the prior sentence shall be null and void. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding the foregoing provisions of this Section 12, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Administrator may from time to time establish.

13. AMENDMENTS OR TERMINATION

Except as required by the rules of the principal securities exchange on which the Common Units are traded, the Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may without the Participant’s consent (a) amend the Plan or any outstanding Award in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Partnership or to Participants as provided in Section 14 and Section 18 below), and (b) amend any outstanding Awards in a manner that is not adverse (other than in a de minimis manner) to a Participant, except as otherwise may be permitted pursuant to Section 9 hereof or as is otherwise contemplated pursuant to the terms of the Award, without the Participant’s consent.

14. INTERNATIONAL PARTICIPANTS

With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Partnership or an Affiliate.

15. CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to any otherwise governing principles of conflicts of law that would apply the laws of another jurisdiction.

16. OTHER LAWS; RESTRICTIONS ON TRANSFER OF COMMON UNITS

The Administrator may refuse to issue or transfer any Common Units or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Common Units or such other consideration might violate any applicable law or regulation or entitle the Partnership to recover the same under Section 16(b) of the Act, as amended, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Administrator in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws.

17. EFFECTIVENESS OF THE PLAN

The Plan shall be effective as of the Effective Date.

18. SECTION 409A

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award agreements issued thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, consistent with the provisions of Section 13(a) above, the Partnership may take whatever actions the Administrator determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date including, without limitation, (a) adopting such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) taking such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Employment. The Partnership shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Partnership , the Administrator nor any employee , director or representative of the Partnership or of any of its Affiliates shall have any liability to Participants with respect to this Section 18.

IN WITNESS WHEREOF, this Plan is hereby adopted as of the Effective Date.

THE BENEFICIENT COMPANY GROUP, L.P.

By:	Beneficient Management, L.L.C., its General Partner

By:	/s/ Brad Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer